                                                                                                                                                                                                                                                Exhibit 23.2

LETTER OF CONSENT

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of Ivanhoe Energy Inc., of our report dated January 20, 2010, with an effective date of December 31, 2009, on oil and gas reserves of Ivanhoe Energy Inc. and its subsidiaries.

Yours very truly,
GLJ PETROLEUM CONSULTANTS LTD.
/s/ Fred J. Heroux
Fred J. Heroux, P. Eng.
Manager, Engineering

Dated: August 20, 2010
Calgary, Alberta
CANADA